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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No.33-78776), Form S-3 (File No. 333-42296), Form S-8 (File No. 33-47319), Form S-8 (File No. 33-61722), Form S-8 (File No.
333-22305), Form S-8 (File No. 333-37093) and Form S-8 (File No. 333-49080) of
UGI Corporation of our reports dated June 21, 2002, relating to the financial statements and supplemental schedule of UGI Utilities, Inc. Savings Plan and AmeriGas Propane, Inc. Savings Plan, which appear in this Form 10-K/A.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
June 27, 2002